Contact:

Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.                                                                                                           January 28, 2010
Phone: 408-736-6900 x168

AFOP REPORTS ANNUAL RESULTS - 2009 ENDS WITH IMPROVED 4th QUARTER

Sunnyvale, CA – January 28, 2010 - Alliance Fiber Optic Products, Inc. (Nasdaq CM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the fourth quarter and year ended December 31, 2009.

Revenues for the fourth quarter of 2009 totaled $7,517,000, an 8% increase from revenues of $6,951,000 reported in the previous quarter, and are lower than the revenues of $8,201,000 reported in the fourth quarter of 2008. The Company recorded net income for the fourth quarter of 2009 of $428,000, or $0.01 per share based on 42.2 million shares outstanding, compared to $271,000, or $0.01 per share based on 42.0 million shares outstanding, for the third quarter of 2009. This compares to net income for the fourth quarter of 2008 $820,000 , or $0.02 per share based on 41.8 million shares outstanding.

Revenues for fiscal year 2009 were $29,834,000, compared with the revenues of $38,754,000 in fiscal year 2008. The Company recorded a net profit for fiscal year 2009 of $ 1,433,000 or $0.03 per share based on 42.0 million shares outstanding. This compared with a net profit of $4,066,000 or $0.10 per share for the previous year. On an annual operating income basis, the Company generated $751,000 in fiscal year 2009.

Included in expenses for the quarter ended December 31, 2009 was $33,000 of stock-based compensation charges under SFAS 123(R), compared to $30,000 of stock-based compensation charges for the quarter ended December 31, 2008. Included in expenses for the year ended December 31, 2009 was $112,000 of stock-based compensation charges under SFAS 123(R), compared to $161,000 of stock-based compensation charges for the year ended December 31, 2008.

Peter Chang, President and Chief Executive Officer, commented, “We persevered through a challenging 2009 and ended with sequential growth in the fourth quarter. Despite our year over year revenue decline, we were pleased that we are able to manage each quarter in 2009 with positive operating profits and positive net profits through our continued progress in technology and manufacturing excellence.”

“Our balance sheet was strong in 2009. At the end of 2009, inventory improved from the previous year and most importantly, our cash and short-term investments, together with our ARS Right, increased to $42.2 million.”

“We are proud of our achievements in a difficult year, and we enter this next decade with confidence as we are financially sound, are experiencing increasing interest in our expanding product portfolio, and are growing our base of customers throughout the world. We expect that revenues for the coming quarter will continue the recent sequential growth pattern. Additionally, with our continued focus on operational efficiencies, we expect to generate profits from operations in the coming quarters of 2010, while continuing to invest in growth opportunities for our business.” concluded Mr. Chang.

Conference Call
Management will host a conference call at 1:30 p.m. Pacific Time on January 28, 2010 to discuss AFOP’s fourth quarter and f iscal year 2009 financial results.  To participate in AFOP’s conference call, please call 877-407-9210 at least ten minutes prior to the call in order for the operator to connect you.  The confirmation number for the call is 341735.  AFOP will also provide a live webcast of its fourth quarter and fiscal year 2009 conference call at AFOP’s website www.afop.com .  An audio replay will be available until February 11, 2010.  The dial in number for the replay is 877-660-6853 or 201-612-7415.  The replay passcodes (account # 286; conference ID#: 341735) are both required for the replay.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film CWDM and DWDM components and modules, optical attenuators, and micro-optics devices. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com .

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our expectations regarding future revenue levels, our ability to generate profits from operations and the time periods thereof, our beliefs regarding business conditions, our customer base, our product portfolio, our ability to continue to focus on our operational efficiencies or our successes in doing so, and our ability to continue to invest in growth opportunities, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers, ability to ramp new products into volume production, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity, failure of cost control initiatives, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's Form 10-Q for the quarter ended September 30, 2009. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)
	Dec 31,	Dec. 31,
	2009	2008
ASSETS
Current assets:
Cash and short-term investments	$ 40,492	$ 23,954
Other current asset - ARS Right	1,779	-
Accounts receivable	4,952	4,708
Inventories	4,984	5,614
Other current assets	515	379
Total current assets	52,722	34,655

Long-term investments	-	13,718
Other asset - ARS Right	-	2,582
Property and equipment, net	4,434	4,653
Other assets	233	190
Total assets	$ 57,389	$ 55,798

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 3,701	$ 3,572
Accrued expenses and other liabilities	3,936	3,374
Total current liabilities	7,637	6,946

Long-term liabilities	813	891
Total liabilities	8,450	7,837

Stockholders' equity	48,939	47,961

Total liabilities and stockholders' equity	$ 57,389	$ 55,798

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31	Sept. 30,	Dec. 31	Dec. 31	Dec. 31
	2009	2009	2008	2009	2008

Revenues	$ 7,517	$ 6,951	$ 8,201	$ 29,834	$ 38,754

Cost of revenues	5,151	4,686	5,662	20,504	26,589
Gross profit	2,366	2,265	2,539	9,330	12,165

Operating expenses:
Research and development	760	721	645	2,972	3,322
Sales and marketing	535	530	485	2,276	2,406
General and administrative	817	899	812	3,331	3,487
Total operating expenses	2,112	2,150	1,942	8,579	9,215

Income from operations	254	115	597	751	2,950
Interest and other income, net	196	176	319	766	1,315
Net income before tax	$ 450	$ 291	$ 916	$ 1,517	$ 4,265
Income tax	22	20	96	84	199
Net income	$ 428	$ 271	$ 820	$ 1,433	$ 4,066

Net income per share:
Basic	$ 0.01	$ 0.01	$ 0.02	$ 0.03	$ 0.10
Diluted	$ 0.01	$ 0.01	$ 0.02	$ 0.03	$ 0.10

Weighted average shares outstanding:
Basic	42,213	42,035	41,796	42,026	41,601
Diluted	42,876	42,607	41,827	42,279	41,657

Included in costs and expenses above:
Stock based compensation charges
Cost of revenue	$ 12	$ 12	$ 15	$ 49	$ 74
Research and development	5	6	6	22	32
Sales and marketing	3	1	4	10	22
General and administrative	13	10	5	31	33
Total	$ 33	$ 29	$ 30	$ 112	$ 161